Exhibit 99.A

JOINT FILING AGREEMENT

Dated May 4, 2007

Re: Joint Filing of Schedule 13D

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of Common Stock, par value $0.0001 per share, of Remote MDx, Inc. is being, and any and all further amendments to the Schedule 13D may be, filed on behalf of each of the undersigned.

In accordance with Rule 13d-1(h) of the Securities Exchange Act of 1934, as amended, the undersigned agree that

(i) each of them is individually eligible to use the Schedule 13D attached hereto;

(ii) the attached Schedule 13D is filed on behalf of each of them; and

(iii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning itself; but none of them is responsible for the other persons making the filing, unless it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

By:	/s/ Christopher P. Baker
Christopher P. Baker

By:	/s/ Adrienne Baker
Adrienne Baker

ANASAZI PARTNERS III, LLC

By:	C.P. Baker, LLC,
the sole Manager of the Fund

	By:	/s/ Christopher P. Baker
		Its:	Manager
		Name:	Christopher P. Baker

ANASAZI PARTNERS III OFFSHORE, LTD.

By:	C.P. Baker, LLC,
the Manager of the Fund

	By:	/s/ Christopher P. Baker
		Its:	Manager
		Name:	Christopher P. Baker

ANASAZI PARTNERS II, LLC

By:	C.P. Baker, LLC,
the sole Manager of the Fund

	By:	/s/ Christopher P. Baker
		Its:	Manager
		Name:	Christopher P. Baker

CIMAROLO PARTNERS, LLC

By:	C.P. Baker, LLC,
the sole Manager of the Fund

	By:	/s/ Christopher P. Baker
		Its:	Manager
		Name:	Christopher P. Baker

Christopher P. Baker C/F Derek Baker UGMA

By:	/s/ Christopher P. Baker
	Its:	Custodian
	Name:	Christopher P. Baker

Christopher P. Baker C/F Christina Baker UGMA

By:	/s/ Christopher P. Baker
	Its:	Custodian
	Name:	Christopher P. Baker

Catanese Family 2005 Minority Trust, FBO Allyson Catanese

By:	/s/ Christopher P. Baker
	Its:	Trustee
	Name:	Christopher P. Baker

Catanese Family 2005 Minority Trust, FBO Michelle Catanese

By:	/s/ Christopher P. Baker
	Its:	Trustee
	Name:	Christopher P. Baker

Catanese Family 2005 Minority Trust, FBO Anthony Catanese Jr.

By:	/s/ Christopher P. Baker
	Its:	Trustee
	Name:	Christopher P. Baker